SUB-ITEM 77Q1(g)
  Western Asset Emerging Markets
Debt Fund Inc.


(a)		Attached please find
the Articles of Merger
between the Registrant
and Western Asset
Emerging Markets Income
Fund Inc. (Acquired
Fund) filed on December
16, 2016 with the State
of Maryland Department
of Assessments and
Taxation.
(b)		Attached please find
the Agreement and Plan
of Merger between the
Registrant and Western
Asset Emerging Markets
Income Fund Inc.
(Acquired Fund)
(c)		Attached please find
the Articles of Merger
between the Registrant
and Western Asset
Worldwide Income Fund
Inc. (Acquired Fund)
filed on December 16,
2016 with the State of
Maryland Department of
Assessments and
Taxation.
(d)		Attached please find
the Agreement and Plan
of Merger between the
Registrant and Western
Asset Worldwide Income
Fund Inc. (Acquired
Fund)
..



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